Exhibit 10.1

AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT dated as of June 24, 2011 (this “Amendment”), is among:

(a) Convergys Funding Inc., a Kentucky corporation (“Seller”),

(b) Convergys Corporation, an Ohio corporation (“Convergys”), as initial Servicer and Performance Guarantor,

(c) Liberty Street Funding LLC, a Delaware limited liability company (“Liberty Street” or the “Conduit”),

(d) The Bank of Nova Scotia (“Scotiabank”), and its assigns hereunder (collectively, the “Scotiabank Committed Purchasers” and, together with Liberty Street, the “Scotiabank Group”),

(e) Wells Fargo Bank, N.A. (“Wells Fargo” and together with the Conduit and Scotiabank, the “Purchasers”), successor by merger to Wachovia Bank, National Association,

(f) The Bank of Nova Scotia in its capacity as agent for the Scotiabank Group (the “Scotiabank Group Agent”), and

(g) Wells Fargo Bank, N.A. in its capacity as administrative agent for the Purchasers and the Scotiabank Group Agent (in such capacity, together with its successors and assigns, the “Administrative Agent” and, together with the Scotiabank Group Agent, the “Agents”).

PRELIMINARY STATEMENTS

Seller, Servicer, the Purchasers and the Agents are parties to that certain Receivables Purchase Agreement dated as of June 30, 2009 (the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

The parties wish to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The following definitions set forth on Exhibit I to the Agreement are hereby amended and restated in their entirety to read as follows:

“Adjusted Eligible Receivables” means the sum of (a) 100% of the aggregate Outstanding Balance of all Eligible Billed Receivables, plus (b) 100% of the aggregate Outstanding Balance of all Eligible Unbilled Receivables minus (c) the aggregate Outstanding

Balance of all Government Receivables in excess of 4.5% of the aggregate Outstanding Balance of all Receivables.

“Concentration Limit” means, at any time, for any Obligor and its Affiliates, considered as if they were one and the same Obligor, the percentage of Adjusted Eligible Receivables set forth in the table below opposite such Obligor’s applicable short-term unsecured debt ratings assigned by Moody’s and S&P (or in the absence thereof, the equivalent long term unsecured senior debt ratings), or, subject to rating agency approval and/or an increase in the Required Reserve Factor Floor, upon Seller’s request from time to time, such higher percentage of Adjusted Eligible Receivables (a “Special Concentration Limit”) for such Obligor designated by Wells and the Scotiabank Group Agent or as set forth on Schedule C hereto:

Short-Term S&P Rating	Long-Term S&P Rating	Short-Term Moody’s Rating	Long-Term Moody’s Rating	Allowable % of Adjusted Eligible Receivables	Tier Level
A-1 or higher	A+ or higher	P-1	A1 or higher	25.00%	I

A-2	BBB+, A-, or A	P-2	A2, A3 or Baa1	12.50%	II

A-3	BBB or BBB-	P-3	Baa2 or Baa3	8.00%	III

Below A-3 or Not Rated by either S&P or Moody’s	Below BBB- or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	Below Baa3 or Not Rated by either S&P or Moody’s	4.50%	IV

; provided, however, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody’s, the applicable Concentration Limit shall be the one set forth in the last line of the table above, and (c) either Wells or the Scotiabank Group Agent may, upon not less than ten (10) Business Days’ written notice to Seller, cancel any Special Concentration Limit; provided, further, that the combined aggregate Adjusted Eligible Receivables of the top 3 Tier Level I Obligors and their Affiliates may not account for more than 45% of the aggregate Adjusted Eligible Receivables of all Obligors.

“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of: (a) the sum of (i) 2.00 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

“Eligible Unbilled Receivable” means, at any time, a Receivable that (a) is not evidenced by an Invoice but otherwise meets the requirements set forth in clauses (i) - (xviii) of the definition of “Eligible Billed Receivable”, (b) is fully earned per the terms of the underlying contractual obligation and (c) is not invoiced within 10 Business Days of the month following the month in which the services were rendered.

“Liquidity Termination Date” means June 24, 2014.

“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.00, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

“Percentage” means (a) 42% as to the Scotiabank Group, and (b) 58% as to Wells.

“Purchase Limit” means $150,000,000.

“Required Reserve Factor Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 20.00% plus (b) the product of the Adjusted Dilution Ratio times the Dilution Horizon Ratio, in each case, as of the Cut-Off Date immediately preceding the Cut-Off Date of such Calculation Period; provided, however, that the number in clause (a) of this definition shall be increased to 30.00% if the short term rating of AT&T Corporation is lowered by S&P or Moody’s to A3 / P3 respectively or below.

2. Definitions. Clause (i)(A) of the definition of the term “Facility Termination Date” set forth on Exhibit I to the Agreement is hereby amended by replacing the reference to “June 30, 2012” with “June 24, 2014.”

3. Scotiabank. With regard to Scotiabank, all references to its “New York Agency” are hereby removed.

4. Commitments. Schedule A of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Annex A hereto.

5. Representations and Warranties; Reaffirmation of Performance Undertaking.

5.1. Representations and Warranties of Seller Parties. In order to induce the Agents, the Purchasers and the Servicer to enter into this Amendment, (i) each of the Seller Parties hereby represents and warrants to the Agents and the Purchasers, as to itself or on its own behalf, as applicable, as of the date hereof: (a) The execution and delivery by such Seller Party of this Amendment and the performance of its obligations hereunder and under the Agreement as amended hereby are within its corporate powers and authority and have been duly authorized by all necessary corporate or limited liability company action on its part; (b) this Amendment has been duly executed and delivered by such Seller Party; (c) this Amendment and the Agreement as amended hereby constitute the legally valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (d) as of the date hereof, the representations and warranties set forth in Section 5.1 of the Agreement are true and correct as though made on and as of the date hereof; and (e) as of the date hereof, and after giving effect to this Amendment, no event has occurred and is continuing, or would result from this Amendment, that will constitute an Amortization Event or a Potential Amortization Event.

5.2. Reaffirmation of Performance Undertaking. By its signature below, the Performance Guarantor hereby acknowledges receipt of a copy of this Amendment and hereby confirms that after giving effect hereto, the Performance Undertaking remains in full force and effect.

6. Effectiveness. This Amendment shall become effective as of the date first above written upon (a) receipt by the Administrative Agent of counterparts hereof, duly executed by each of the parties hereto and acknowledged by the Performance Guarantor, and (b) receipt by the Scotiabank Agent of counterparts of a amendment to the Liquidity Agreement extending the commitment thereunder through June 24, 2014, duly executed by each of the parties thereto (the signature of the Scotiabank Agent on this Amendment being evidence of its receipt of such Liquidity Agreement amendment). Except as expressly amended hereby, the Agreement shall remain unaltered and in full force and effect.

7. Miscellaneous.

7.1. PATRIOT Act Section 1.1. Each of the Agents and the Purchasers hereby notifies the Seller Parties that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Agents and the Purchasers may be required to obtain, verify and record information that identifies the Seller Parties, which information includes the name, address, tax identification number and other information regarding the Seller Parties that will allow the Agents and the Purchasers to identify the Seller Parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller Parties agrees to provide the Agents, from time to time on and after the date hereof, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, the PATRIOT Act.

7.2. Bankruptcy Petition. Each of Seller, the Servicer, the Agents and the Purchasers hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of the Conduit, it will not institute against, or join any other Person in instituting against, the Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

7.3. CHOICE OF LAW. THIS AMENDMENT (AND THE AGREEMENT AS AMENDED HEREBY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN

SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE ADMINISTRATIVE AGENT’S OR PURCHASERS’ OWNERSHIP OF OR SECURITY INTEREST IN THE RECEIVABLES AND RELATED SECURITY OR REMEDIES IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

7.4. CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT (OR THE AGREEMENT AS AMENDED HEREBY), AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT (OR THE AGREEMENT AS AMENDED HEREBY) SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

7.5. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AMENDMENT (OR THE AGREEMENT AS AMENDED HEREBY) OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

7.6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

7.7. Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail attaching and image or .pdf of an executed counterpart shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

CONVERGYS FUNDING INC., AS SELLER

By:	/s/ David R. Wiedwald
Name:	David R. Wiedwald
Title:	Treasurer

CONVERGYS CORPORATION, AS SERVICER AND PERFORMANCE GUARANTOR

By:	/s/ David R. Wiedwald
Name:	David R. Wiedwald
Title:	Treasurer

LIBERTY STREET FUNDING LLC

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

THE BANK OF NOVA SCOTIA, AS A COMMITTED PURCHASER AND AS SCOTIABANK GROUP AGENT

By:	/s/ Christopher Usas
Name:	Christopher Usas
Title:	Director

WELLS FARGO BANK, N.A., INDIVIDUALLY AS A PURCHASER AND AS ADMINISTRATIVE AGENT

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

Address:

Wells Fargo Bank, N.A.

6 Concourse Parkway

Suite 1450

Atlanta, GA 30328

Attention:	Michael Landry
Phone:	(404) 732-0820
Fax:	(404) 732-0802

ANNEX A

SCHEDULE A

COMMITMENTS OF THE PURCHASERS

PURCHASER	COMMITMENT

The Bank of Nova Scotia	$63,000,000

Wells Fargo Bank, National Association	$87,000,000

Schedule C

AT&T Corporation: 30.00%, for as long as the S&P or Moody’s short term rating of AT&T Corporation is at A3 or P3 respectively or above or S&P and Moody’s long term ratings are at BBB- or Baa3 respectively or above.

DirecTV Corporation: 12.50%, for as long as the S&P or Moody’s short term rating of DirecTV Corporation is at A3 or P3 respectively or above or S&P and Moody’s long term ratings are at BBB- or Baa3 respectively or above.

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